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                                                                       Exhibit 3

                                    FORM OF
                                LOAN AGREEMENT

        Morgan Stanley & Co. International Limited ("MSIL"), with Morgan Stanley & Co. Incorporated ("MS&Co.") as agent, (together with MSIL, "Morgan Stanley") agrees to extend to Mary E. McLeod and Clark E. McLeod, (together, the "Borrowers") who are the beneficial owners of an account held at Morgan Stanley numbered _______________ (the "Account"), for the consideration described below, a loan (the "Loan") for up to twenty-five million dollars ($25,000,000) subject to the following terms and representations:

1. In consideration of Morgan Stanley's extension of the Loan, Borrowers agree to deposit with Morgan Stanley as collateral for the Loan (1) that number of shares of Class A common stock of McLeod, Inc. (the "Company") with a current market value of not less than $75 million, (2) cash and securities acceptable to Morgan Stanley with a value of at least $4 million (the "Additional Securities"), and (3) all of the proceeds of the Loan (the "Reinvestment Securities"), which may be invested in the Account in securities acceptable to Morgan Stanley. The Shares, the Additional Securities and the Reinvestment Securities shall constitute the "Collateral."

2. Borrowers promise to pay interest on the unpaid principal amount of the Loan (including any unpaid interest) from the date the Loan is made until it is paid in full at a rate equal to Morgan Stanley's base rate as customarily applied to its margin accounts minus .25% (currently, a base rate of 7.0% for a total of 6.75%). Interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days and the base rate (broker's call) is subject to change without notice, however, Morgan Stanley shall not otherwise change the rate without notice.

3. All payments hereunder shall be made at the office of Morgan Stanley set forth above or such other office as Morgan Stanley may notify Borrowers, in lawful money of the United States of America and in immediately available funds.

4. Borrowers agree and represent that, as of the date of execution of this Agreement, there are no existing liens, pledges or encumbrances against the Collateral, other than (1) an Underwriter's Lock-Up Agreement ("Lock-Up") applicable to the Shares, which shall expire on June 10, 1997, and (2) the Investor Agreement, dated as of April 1, 1996 and amended on October 23, 1996, by and among the Company, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments, Inc., Clark E. McLeod, Mary E. McLeod and the stockholders of the Company whose signatures appear on Appendix I to the Investor Agreement, which will expire on ________________. Borrowers further agree and represent that they have obtained a consent from the Company in order to permit the Borrowers to pledge the Shares to Morgan Stanley or any affiliate. The parties agree that the Lock-up does not restrict Borrowers' ability to pledge the Collateral to Morgan Stanley and Morgan Stanley agrees to abide by the terms of the Lock-up as Pledgee. Borrowers agree and represent that the Collateral deposited with Morgan Stanley will not be withdrawn unless either the Loan is satisfied in full or Morgan Stanley consents to such withdrawal. Borrowers represent that Borrowers will not sell any shares of the Company through Morgan Stanley, any other broker or dealer, or through any other means, or pledge additional shares of the Company to any other broker or dealer, during the term of this Agreement without the first giving notice to and requesting consent from Morgan Stanley in the form attached hereto as Exhibit A and any sale or pledge without
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        Morgan Stanley's consent, shall be considered an event of default, triggering Borrowers' obligation to immediately repay the Loan and interest in full; except that Borrowers may make gifts of shares of the Company to family members, charities or foundations without notice to or consent from Morgan Stanley.

5. The Borrowers agree that to the extent that the market value of the Reinvestment Securities, together with the Additional Securities, falls, such that the market value is less than or equal to 75% of the proceeds of this Loan, the Borrowers shall deposit additional cash and/or securities of a type acceptable to Morgan Stanley which shall also constitute Collateral, so the value of the Reinvestment Securities together with the additional deposit is at least equal to 85% of the proceeds of this Loan. Morgan Stanley agrees that to the extent that the market value of the Reinvestment Securities, together with the Additional Securities, rises, such that the market value is greater than 105% of that total, the Borrowers shall have the right to withdraw cash and/or securities representing such excess. Morgan Stanley's rights and remedies under the Customer's Agreement signed by the Borrowers shall not be limited by this provision or any other term of this Agreement. The representations and warranties of the Borrowers contained in this Agreement will be deemed repeated on each date on which Collateral is transferred to Morgan Stanley.

6. Borrowers represent and warrant that (i) Borrowers acquired the Shares on the dates listed on the Schedule to this Agreement and, as of those dates, made full payment of the purchase price, (ii) Borrowers do not know or have reason to believe that the Company has not complied with the reporting requirements contained in Rule 144(c)(1) under the Securities Act of 1933; (iii) Borrowers have the requisite power and authority to execute and deliver this Agreement and any agreements or other documents executed by them or to be executed by them in connection herewith (collectively, the "Loan Documents"), (iv) Borrowers' execution, delivery and performance of the Loan Documents will not violate any law, rule, regulation or judgment applicable to or agreement binding upon him; and (v) each of the Loan Documents constitutes their legal, valid and binding obligation enforceable in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general equity principles. Borrowers undertake to inform Morgan Stanley of any changes in any of the representations or warranties made by Borrowers under any section of this Agreement.

7. Morgan Stanley shall have a security interest in the Collateral, and its interest therein shall be first and fully perfected. Further, Morgan Stanley shall have a continuing security interest in the proceeds of any sales of the Collateral and its interest therein shall be first and fully perfected and subject to no other liens, pledges and encumbrances until such time as the Loan has been repaid in full. In the event of a breach or default under this Agreement or the Customer Agreement, Morgan Stanley shall have all rights and remedies available to a secured creditor under any applicable law in addition to the rights and remedies provided herein.

8. Borrowers agree to repay the Loan at any time upon Morgan Stanley's written demand or in the event that Borrowers are in default with respect to any of the provisions of this Agreement or upon any of the events listed in paragraph 9 of this Agreement. If Borrowers refuse or are unable to repay the Loan as provided herein, Morgan Stanley shall have the right to liquidate the Collateral (in addition to the rights specified in paragraph 9 of this

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         Agreement), and any resulting deficit shall be for Borrowers' account and risk. Any loan made pursuant to this Agreement may be prepaid voluntarily without penalty at any time.

 9. Morgan Stanley is hereby authorized, in its discretion, (a) upon Mr. McLeod's death, or the undersigned's breach of this Agreement,
         (b) upon a breach, repudiation, misrepresentation or default (howsoever characterized) by the undersigned of any other Agreement with MSIL, MS&Co., or any affiliate of either entity, (c) upon the filing by or against the undersigned of a petition or other proceeding in bankruptcy, insolvency, or for the appointment of a receiver, (d) upon the levy of an attachment against the accounts of the undersigned,
         (e) upon the failure of the undersigned to fulfill or discharge any obligations relating to the purchase or sale of securities or commodities, including but not limited to the failure to make a payment on demand, or (f) should Morgan Stanley for any reason whatsoever deem it necessary or desirable for its protection, to cancel any outstanding orders for the purchase or sale of any securities or other property, or to sell any or all of the securities and commodities or other property which may be in its possession or control (either individually or jointly with others), or to buy in any securities, commodities or other property of which the account or accounts of Borrowers may be short. Such sale, purchase or cancellation may be made on the exchange or other market where such business is then usually transacted, or at public auction or at private sale, without advertising the same and with two days notice to Borrowers of the time or place of sale or to the personal representatives of Borrowers, and without prior tender, demand or call of any kind upon Borrowers or upon the personal representatives of Borrowers, all of which are expressly waived, and Morgan Stanley may purchase the whole or any part thereof free from any right of redemption, and Borrowers shall remain liable for any deficiency; it being understood that a prior tender, demand or call of any kind from Morgan Stanley, or prior notice from Morgan Stanley, of the time and place of such sale or purchase shall not be considered a waiver of its right to sell or buy any securities and/or commodities and/or other property held by Morgan Stanley or any of its affiliates, or which Borrowers may owe to Morgan Stanley, at any time as provided herein.

10. CHOICE OF DISPUTE RESOLUTION. ANY DISPUTE BORROWERS MAY HAVE WITH MORGAN STANLEY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION OR LITIGATION IN COURT AT THE ELECTION OF BORROWER. REGARDLESS OF WHETHER BORROWERS CHOOSE TO PROCEED BY ARBITRATION OR LITIGATION, BORROWERS AND MORGAN STANLEY AGREE TO FOLLOW THE PROCEDURES AND ABIDE BY THE REQUIREMENTS LISTED BELOW.

11.      ARBITRATION:

         .  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

         . THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

         . PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.


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        .  THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR
           LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

        . THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

        ANY ARBITRATION SHALL BE CONDUCTED ONLY BEFORE THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH MORGAN STANLEY IS A MEMBER. BORROWER HAS THE RIGHT TO ELECT ARBITRATION BEFORE ONE OF THE FOREGOING ORGANIZATIONS, BUT IF BORROWER FAILS TO MAKE SUCH ELECTION BY CERTIFIED LETTER ADDRESSED TO MORGAN STANLEY BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM MORGAN STANLEY TO MAKE SUCH ELECTION, THEN MORGAN STANLEY MAY MAKE SUCH ELECTION. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS CONSENT BY MORGAN STANLEY TO AN AWARD OF PUNITIVE DAMAGES. THE AWARD OF THE ARBITRATORS, OR THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

        NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

        (i)    THE CLASS CERTIFICATION IS DENIED;

        (ii)   THE CLASS IS DECERTIFIED; OR

        (iii)  THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

12.     LITIGATION IN COURT:

        (A) UNLESS THE PARTIES OTHERWISE AGREE IN WRITING WHEN ANY DISPUTE ARISES, ANY LITIGATION MUST BE INSTITUTED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK. (B) ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION IS HEREBY WAIVED BY ALL PARTIES TO THIS AGREEMENT.

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13.     Borrowers hereby waives presentment, demand (except as expressly required herein), notice, protest and all other demands or notices in connection with the delivery, acceptance, performance, default or enforcement of this Agreement. No course of action or delay or omission of the holder in exercising any right or remedy hereunder or under the Loan Documents shall constitute or be deemed to be a waiver of any right or remedy hereunder or under the Loan Documents, and a waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

        WHEREFORE, the parties have made and entered into this Agreement as of the date first herein below written.

NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH
11.


              NOTICE OF AND REQUEST FOR CONSENT TO SALE OR PLEDGE

        Pursuant to the Loan agreement executed among Morgan Stanley & Co. International Limited ("MSIL"), Morgan Stanley & Co. Incorporated ("MS&Co." and with MSIL, "Morgan Stanley") and Mary E. McLeod and Clark E. McLeod ("Borrowers"), Borrowers hereby notify Morgan Stanley of Borrowers' intention to sell or pledge ________ shares of Class A common stock of McLeod, Inc. to or through _________. Morgan Stanley shall have 5 days from the date of receipt of the Notice to respond to Borrowers.

By:
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